Exhibit 10.1

TERMINATION OF
CONSULTING AGREEMENT

Reference is made to the Consulting Agreement dated October 4, 2004 between MOMENTA PHARMACEUTICALS, INC., (the “Company”) and Bennett M. Shapiro (“Consultant”), as amended (collectively, the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

The parties hereby agree to terminate Agreement effective as of March 30, 2007.  Notwithstanding anything to the contrary, Sections 3 (Developments) and 4 (Confidentiality) shall survive such termination.

Agreed to as of the date of last signature below.

CONSULTANT	MOMENTA PHARMACEUTICALS, INC.
/s/ Bennett M. Shapiro	By:	/s/ Craig A. Wheeler
Bennett M. Shapiro	Print Name: Craig A. Wheeler
Date:	Title: President & CEO
Date: March 30, 2007